UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2014

Discovery Communications, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34177	35-2333914
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Discovery Place Silver Spring, Maryland	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 240-662-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 7, 2014, Discovery Communications, LLC (“DCL”) completed its registered offering of €300 million aggregate principal amount of its 2.375% Senior Notes due 2022 (the “Notes”). The Notes were sold in an underwritten public offering pursuant to an underwriting agreement, dated as of February 28, 2014, among DCL, Discovery Communications, Inc. (“Discovery”) and J.P. Morgan Securities plc, BNP Paribas, Citigroup Global Markets Limited, Crédit Agricole Corporate and Investment Bank, Credit Suisse Securities (Europe) Limited, Goldman, Sachs & Co., Merrill Lynch International and The Royal Bank of Scotland plc.

The Notes bear interest at a rate of 2.375% per year and will mature on March 7, 2014. Interest on the Notes is payable on March 7 of each year, beginning on March 7, 2015.

DCL may, at its option, redeem some or all of the Notes at any time by paying a make-whole premium, plus accrued and unpaid interest, if any, to the date of repurchase. The Notes are unsecured and rank equally in right of payment with all of DCL’s other unsecured senior indebtedness. The Notes are fully and unconditionally guaranteed on an unsecured and unsubordinated basis by Discovery.

The Notes were issued pursuant to an indenture, dated as of August 19, 2009, as supplemented by a sixth supplemental indenture, dated as of March 7, 2014, among DCL, Discovery, U.S. Bank National Association, as Trustee, and Elavon Financial Services Limited, UK Branch, as London Paying Agent. The indenture and the sixth supplemental indenture contain certain covenants, events of default and other customary provisions.

The foregoing descriptions of the Notes, the indenture and the sixth supplemental indenture are summaries only and are qualified in their entirety by reference to the full text of such documents. The indenture, which was filed as Exhibit 4.1 to Discovery’s Current Report on Form 8-K on August 19, 2009 and the sixth supplemental indenture, which is attached hereto as Exhibit 4.1, are incorporated herein by reference.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to DCL, has issued an opinion to DCL, dated March 7, 2014, regarding the legality of the Notes and the Guarantee upon issuance thereof. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

4.1	Sixth Supplemental Indenture, dated as of March 7, 2014, among Discovery Communications, LLC, Discovery Communications, Inc., U.S. Bank National Association, as Trustee, and Elavon Financial Services Limited, UK Branch, as London Paying Agent

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2014	DISCOVERY COMMUNICATIONS, INC.

	By:	/s/ Andrew Warren
	Name:	Andrew Warren
	Title:	Senior Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

4.1	Sixth Supplemental Indenture, dated as of March 7, 2014, among Discovery Communications, LLC, Discovery Communications, Inc., U.S. Bank National Association, as Trustee, and Elavon Financial Services Limited, UK Branch, as London Paying Agent

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)